Exhibit 99.1

Benefitfocus, Inc. 843-981-8898 pr@benefitfocus.com Investor Relations: Michael Bauer 843-981-8899 michael.bauer@benefitfocus.com

Benefitfocus Announces Fourth Quarter and Full Year 2019 Financial Results

Driven by its leading AI-powered platform, Benefitfocus grew Q4 total revenue 17% year-over-year;

Announces stock repurchase program

Charleston, S.C. – March 3, 2020 – Benefitfocus, Inc. (NASDAQ: BNFT), a leading cloud-based benefits management platform and services provider, today announced its fourth quarter 2019 financial results. Recent highlights include:

•	Grew net benefit eligible lives to 17.3 million at the end of the fourth quarter, up from 16.8 million at the end of the prior quarter and 13.3 million at the end of the prior year period.
•	Signed three seven-figure MarketPlace for Carriers transactions.
•	Meaningfully improved GAAP net loss and exceeded high-end of Q4 Adjusted EBITDA guidance by 20%.
•	Announces stock repurchase program for the potential repurchase by the Company of up to $20 million worth of its outstanding common stock.

“Benefitfocus delivered solid fourth quarter results. We continue to make meaningful progress on our platform transformation as evidenced by continued strong lives growth and BenefitsPlace traction with both employer and carrier customers,” said Ray August, President and Chief Executive Officer of Benefitfocus.

August added, “We remain focused on creating long-term shareholder value. The repurchase program demonstrates the Board of Directors’ and management’s confidence in our business and our commitment to all of our stakeholders.”

Fourth Quarter 2019 Financial Highlights

Revenue

•	Total revenue was $87.1 million, an increase of 17% compared to the fourth quarter of 2018.
•	Software services was $68.4 million, an increase of 16% compared to the fourth quarter of 2018. Software services is comprised of subscription and platform revenue.
o	Subscription revenue was $49.4 million, an increase of 10% compared to the fourth quarter of 2018.
o	Platform revenue was $19.0 million, an increase of 34% compared to the fourth quarter of 2018.
•	Professional services revenue was $18.7 million, an increase of 19% compared to the fourth quarter of 2018.

Net Loss

•

GAAP net loss was ($3.8) million, compared to ($13.0) million in the fourth quarter of 2018. GAAP net loss per share was ($0.12), based on 32.8 million basic and diluted weighted average common shares outstanding, compared to ($0.41) for the fourth quarter of 2018, based on 32.0 million basic and diluted weighted average common shares outstanding.

Non-GAAP Net Income and Adjusted EBITDA

•

Non-GAAP net income was $1.9 million, compared to $4.7 million in the fourth quarter of 2018. Non-GAAP net income per share was $0.06, based on 33.2 million fully diluted weighted average common shares outstanding, compared to $0.14 for the fourth quarter of 2018, based on 33.0 million fully diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $12.5 million, compared to $12.0 million in the fourth quarter of 2018.

See important disclosures about non-GAAP measures, and a reconciliation of them to GAAP, below.

Full Year 2019 Financial Highlights

Revenue

•	Total revenue was $295.7 million, an increase of 14% compared to the full year 2018.
•	Software services was $228.7 million, an increase of 13% compared to the full year 2018. Software services is comprised of subscription and platform revenue.
o	Subscription revenue was $195.0 million, an increase of 9% compared to the full year 2018.
o	Platform revenue was $33.7 million, an increase of 47% compared to the full year 2018.
•	Professional services revenue was $67.0 million, an increase of 19% compared to the full year 2018.

Net Loss

•

GAAP net loss was ($45.5) million, compared to ($52.6) million in the full year 2018. GAAP net loss per share was ($1.40), based on 32.5 million basic and diluted weighted average common shares outstanding, compared to ($1.66) for the full year 2018, based on 31.8 million basic and diluted weighted average common shares outstanding.

Non-GAAP Net Loss and Adjusted EBITDA

•

Non-GAAP net loss was ($22.3) million, compared to ($18.3) million in the full year 2018. Non-GAAP net loss per share was ($0.69), based on 32.5 million basic and diluted weighted average common shares outstanding, compared to ($0.57) for the full year 2018, based on 31.8 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $19.0 million, compared to $10.3 million in the full year 2018.

See important disclosures about non-GAAP measures, and a reconciliation of them to GAAP, below.

Balance Sheet

•	Cash and cash equivalents at December 31, 2019 totaled $131.0 million, compared to $130.7 million at the end of the third quarter of 2019.

Stock Repurchase Program

The Board of Directors has approved a stock repurchase program for the potential repurchase by the Company of up to $20 million worth of its outstanding common stock.

Under the stock repurchase program, Benefitfocus is authorized to purchase shares of its common stock through various means, including open market or privately negotiated transactions. The program has no time limit and may be suspended for periods or discontinued at any time by the Board of Directors. Repurchases under the program will be funded by Benefitfocus’ existing cash and cash equivalents or future cash flow. Any shares acquired will be available for general corporate purposes.

Updated Business Outlook

Based on information available as of March 3, 2020, Benefitfocus is providing guidance for the first quarter and full year 2020 as indicated below. Reflected in the full year guidance is an approximate $16 million reduction of revenue from one large private exchange customer.

First Quarter 2020:

•	Total revenue is expected to be in the range of $67.5 million to $69.5 million.
•

Non-GAAP net loss is expected to be in the range of ($10.0) million to ($8.0) million, or ($0.30) to ($0.24) per share, based on 32.8 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of $0.5 million to $2.5 million.

Full Year 2020:

•	Total revenue is expected to be in the range of $310.0 million to $320.0 million.
•

Non-GAAP net loss is expected to be in the range of ($23.0) million to ($18.0) million, or ($0.69) to ($0.54) per share, based on 33.2 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of $22.0 million to $27.0 million.

Management has not reconciled forward-looking non-GAAP net loss/income and Adjusted EBITDA to their most directly comparable GAAP measure of GAAP net loss. This is because we cannot predict with reasonable certainty the ultimate outcome of the various necessary GAAP components of such reconciliations, including, for example, those related to compensation, acquisition transactions and integration, or others that may arise during the year, without unreasonable effort. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts. See below for additional important disclosures regarding our non-GAAP financial measures.

Conference Call Details:

In conjunction with this announcement, Benefitfocus will host a conference call today, March 3, 2020, at 5:00 p.m. Eastern Time to discuss the company’s financial results. To access this call, dial (877) 407-9208 (domestic) or (201) 493-6784 (international). A live webcast, as well as the replay, of the conference call will be available on the Investor Relations page of the company’s website at http://investor.benefitfocus.com/. After the conference call, a replay will be available until March 10, 2020, and can be accessed by dialing (844) 512-2921 (domestic) or (412) 317-6671 (international) with passcode 13699438.

About Benefitfocus

Benefitfocus (NASDAQ: BNFT) unifies the entire U.S. benefits industry on a single technology platform to protect consumers' health, wealth, property and lifestyle. Our powerful cloud-based software, data-driven insights and thoughtfully-designed services, enable employers, insurance brokers, carriers and suppliers to simplify the complexity of benefits administration and deliver a world-class benefits experience. Learn more at www.benefitfocus.com, LinkedIn and Twitter.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including non-GAAP gross profit, operating loss, net loss/income, net loss/income per common share, and adjusted EBITDA. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP gross profit, operating loss/income, net loss/income and net loss/income per common share exclude stock-based compensation expenses, amortization of acquisition-related intangible assets, transaction and acquisition-related costs expensed, if any, and costs not core to our business, if any. We define adjusted EBITDA as net loss before net interest, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense, expense related to the impairment of goodwill and intangible assets, transaction and acquisition-related costs expensed, and costs not core to our business. Please note that other companies might define their non-GAAP financial measures differently than we do.

Management presents these non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, their inclusion should provide consistency in the company’s financial reporting.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release, including in the accompanying tables.

Safe Harbor Statement

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our continuing losses and need to achieve GAAP profitability; fluctuations in our financial results; the immature and volatile market for our products and services; risks related to changing healthcare and other applicable regulations; risks associated with acquisitions; our ability to maintain our culture, recruit and retain qualified personnel and effectively expand our sales force; cyber-security risks; the need to innovate and provide useful products and services; our ability to compete effectively; privacy, security and other risks associated with our business; volatility and uncertainty in the global economy and financial markets; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec-filings or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Source: Benefitfocus, Inc.

Benefitfocus, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue	$87,143	$74,771	$295,686	$258,721
Cost of revenue (1)(2)	42,848	35,413	144,090	129,277
Gross profit	44,295	39,358	151,596	129,444
Operating expenses:(1)(2)
Sales and marketing	18,585	22,201	76,049	78,179
Research and development	13,085	13,075	54,724	47,902
General and administrative	10,976	13,719	45,329	43,062
Total operating expenses	42,646	48,995	176,102	169,143
Income (loss) from operations	1,649	(9,637)	(24,506)	(39,699)
Other income (expense):
Interest income	518	51	2,613	250
Interest expense	(5,947)	(1,495)	(23,524)	(5,685)
Interest expense on building lease financing obligations (prior to adoption of ASC 842)	–	(1,870)	–	(7,471)
Other (expense) income	(10)	(9)	(71)	6
Total other expense, net	(5,439)	(3,323)	(20,982)	(12,900)
Loss before income taxes	(3,790)	(12,960)	(45,488)	(52,599)
Income tax expense	1	6	27	28
Net loss	$(3,791)	$(12,966)	$(45,515)	$(52,627)
Comprehensive loss	$(3,791)	$(12,966)	$(45,515)	$(52,627)

Net loss per common share:
Basic and diluted	$(0.12)	$(0.41)	$(1.40)	$(1.66)
Weighted-average common shares outstanding:
Basic and diluted	32,774,924	31,988,033	32,539,748	31,756,415

(1) Stock-based compensation included in above line items:
Cost of revenue	$1,181	$3,011	$3,569	$5,164
Sales and marketing	1,202	3,794	3,799	6,764
Research and development	665	3,407	3,265	5,510
General and administrative	2,023	6,310	8,939	11,430

(2) Amortization of acquired intangible assets included in above line items:
Cost of revenue	$317	$–	$1,029	$81
Sales and marketing	91	–	337	31
Research and development	111	–	400	27
General and administrative	50	–	167	11

Benefitfocus, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	As of December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$130,976	$190,928
Accounts receivable, net	33,754	21,077
Contract, prepaid and other current assets	21,523	16,667
Total current assets	186,253	228,672
Property and equipment, net	28,669	69,965
Financing lease right-of-use assets	78,520	–
Operating lease right-of-use assets	1,715	–
Intangible assets, net	12,667	–
Goodwill	12,857	1,634
Deferred contract costs and other non-current assets	11,002	13,668
Total assets	$331,683	$313,939
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$9,563	$8,687
Accrued expenses	10,526	11,461
Accrued compensation and benefits	15,246	17,269
Deferred revenue, current portion	33,429	36,540
Lease liabilities and financing obligations, current portion	6,871	4,486
Total current liabilities	75,635	78,443
Deferred revenue, net of current portion	5,079	9,323
Convertible senior notes	187,949	176,692
Lease liabilities and financing obligations, net of current portion	88,572	57,116
Other non-current liabilities	92	2,575
Total liabilities	357,327	324,149
Commitments and contingencies
Stockholders' deficit:
Preferred stock, par value $0.001, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2019 and 2018	-	-
Common stock, par value $0.001, 50,000,000 shares authorized, 32,788,980 and 32,017,773 shares issued and outstanding at December 31, 2019 and 2018, respectively	33	32
Additional paid-in capital	426,025	403,631
Accumulated deficit	(451,702)	(413,873)
Total stockholders' deficit	(25,644)	(10,210)
Total liabilities and stockholders' deficit	$331,683	$313,939

Benefitfocus, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2019	2018	2017
Cash flows from operating activities
Net loss	$(45,515)	$(52,627)	$(50,294)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	22,351	15,815	15,906
Stock-based compensation expense	19,572	28,868	16,137
Accretion of interest on convertible senior notes	11,256	–	–
Interest accrual on finance lease liabilities	33	–	–
Interest accrual on financing obligations (prior to adoption of ASC 842)	–	7,521	7,500
Rent payments in excess of expense	(16)	–	–
Loss on disposal or impairment of property and equipment	9	7	157
Provision for doubtful accounts	111	364	75
Changes in operating assets and liabilities:
Accounts receivable, net	(11,875)	8,650	2,800
Accrued interest on short-term investments	–	–	7
Contract, prepaid and other current assets	(3,642)	(570)	4,519
Deferred costs and other non-current assets	2,893	3,137	5,538
Accounts payable and accrued expenses	426	6,566	(3,015)
Accrued compensation and benefits	161	649	(3,097)
Deferred revenue	(14,047)	(9,165)	(1,922)
Other non-current liabilities	(92)	(234)	(248)
Net cash and cash equivalents (used in) provided by operating activities	(18,375)	8,981	(5,937)
Cash flows from investing activities
Business combination, net of cash acquired	(20,914)	–	–
Proceeds from short-term investments held to maturity	–	–	2,000
Purchases of property and equipment	(13,248)	(8,290)	(8,279)
Net cash and cash equivalents used in investing activities	(34,162)	(8,290)	(6,279)
Cash flows from financing activities
Draws on revolving line of credit	–	115,000	105,000
Payments on revolving line of credit	–	(171,246)	(89,000)
Proceeds from issuance of convertible notes	–	240,000	–
Payments of debt issuance costs	(357)	(6,000)	–
Purchase of convertible note capped call hedge	–	(33,024)	–
Proceeds from exercises of stock options and ESPP	453	712	3,715
Payments on capital lease and financing obligations	(1,627)	(10,540)	(9,017)
Payments of principal on finance lease liabilities	(5,884)	–	–
Net cash and cash equivalents (used in) provided by financing activities	(7,415)	134,902	10,698
Net (decrease) increase in cash and cash equivalents	(59,952)	135,593	(1,518)
Cash and cash equivalents, beginning of year	190,928	55,335	56,853
Cash and cash equivalents, end of year	$130,976	$190,928	$55,335

Supplemental disclosure of non-cash investing and financing activities
Property and equipment purchases in accounts payable and accrued expenses	$154	$244	$389
Property and equipment purchased with financing and capital lease obligations (prior to adoption of ASC 842)	$-	$4,810	$-
Post contract support purchased with financing obligations	$1,287	$790	$-
Debt issuance costs included in accounts payable and accrued expenses	$-	$358	$-
Supplemental disclosure of cash flow information
Income taxes paid	$28	$28	$14
Interest paid	$12,374	$11,884	$10,911

Benefitfocus, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited, dollars in thousands except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Reconciliation from Gross Profit to Non-GAAP Gross Profit:
Gross profit	$44,295	$39,358	$151,596	$129,444
Amortization of acquired intangible assets	317	—	1,029	81
Stock-based compensation expense	1,181	3,011	3,569	5,164
Total net adjustments	1,498	3,011	4,598	5,245
Non-GAAP gross profit	$45,793	$42,369	$156,194	$134,689

Reconciliation from Operating Loss to Non-GAAP Operating Income (Loss):
Operating loss	$1,649	$(9,637)	$(24,506)	$(39,699)
Amortization of acquired intangible assets	569	—	1,933	150
Stock-based compensation expense	5,071	16,522	19,572	28,868
Transaction and acquisition-related costs expensed	30	250	1,035	507
Costs not core to our business	—	921	649	4,843
Total net adjustments	5,670	17,693	23,189	34,368
Non-GAAP operating income (loss)	$7,319	$8,056	$(1,317)	$(5,331)

Reconciliation from Net Loss to Adjusted EBITDA:
Net loss	$(3,791)	$(12,966)	$(45,515)	$(52,627)
Depreciation	3,783	2,857	15,288	11,721
Amortization of software development costs	1,370	1,046	5,130	3,944
Amortization of acquired intangible assets	569	—	1,933	150
Interest income	(518)	(51)	(2,613)	(250)
Interest expense	5,947	1,495	23,524	5,685
Interest expense on building lease financing obligations (prior to adoption of ASC 842)	—	1,870	—	7,471
Income tax expense	1	6	27	28
Stock-based compensation expense	5,071	16,522	19,572	28,868
Transaction and acquisition-related costs expensed	30	250	1,035	507
Costs not core to our business	—	921	649	4,843
Total net adjustments	16,253	24,916	64,545	62,967
Adjusted EBITDA	$12,462	$11,950	$19,030	$10,340

Reconciliation from Net Loss to Non-GAAP Net Income (Loss):
Net loss	$(3,791)	$(12,966)	$(45,515)	$(52,627)
Amortization of acquired intangible assets	569	—	1,933	150
Stock-based compensation expense	5,071	16,522	19,572	28,868
Transaction and acquisition-related costs expensed	30	250	1,035	507
Costs not core to our business	—	921	649	4,843
Total net adjustments	5,670	17,693	23,189	34,368
Non-GAAP net income (loss)	$1,879	$4,727	$(22,326)	$(18,259)

Calculation of Non-GAAP Earnings Per Share:
Non-GAAP net income (loss)	$1,879	$4,727	$(22,326)	$(18,259)

Weighted average shares outstanding - basic and diluted	32,774,924	31,988,033	32,539,748	31,756,415
Shares used in computing non-GAAP net income (loss) per share - basic	32,774,924	31,988,033	32,539,748	31,756,415
Shares used in computing non-GAAP net income (loss) per share - diluted	33,209,220	33,002,298	32,539,748	31,756,415
Non-GAAP net income (loss) per common share - basic	$0.06	$0.15	$(0.69)	$(0.57)
Non-GAAP net income (loss) per common share - diluted	$0.06	$0.14	$(0.69)	$(0.57)